PROFESSIONAL SERVICES AGREEMENT
_____________________________________  www.bdsinc.com

The Professional Services Agreement by and between Business Data Services, Inc.
(BDS) and Value America ("Client") sets forth the terms and conditions under which BDS shall provide certain professional services.

1.  Scope of Services

All services to be provided hereunder shall be as authorized and defined in mutually agreed upon Attachments which shall be executed by the parties and shall constitute a part of this Agreement and shall be subject to the terms and conditions hereof. This Agreement and the Attachments, whenever reasonable, shall be construed as being consistent; however, in the event such construction is unreasonable, the provisions of the Attachments shall control.

2.  Payment

The applicable rates, charges and invoicing information for each task authorized hereunder shall be as specified in the applicable Attachment.

3.  Travel

Any and all travel and out-of-pocket expenses incurred by BDS or Client and any taxes applicable to this Agreement shall be borne by the Client. BDS' policy for travel related expenses is:

        A. Any distance traveled by a BDS consultant that is less than 50 minutes from the consultant's home residence will not be charged to Client.

        B. All other travel time incurred by a BDS Consultant will be billed to the Client at one half the normal hourly rate.

4. Confidentiality of Data

        A. Both parties acknowledge that in connection with the performance of its duties hereunder it may be provided with or have access to written information and data which is proprietary to the other and which is so marked as proprietary. Both parties agree to keep confidential all such information and data and shall not disclose same either in whole or in part to any third party without the other party's written consent.

        B. Both parties agree that without the other's prior written consent, it will not copy or reproduce any information or data or sell, assign, disclose, disseminate, give or transfer any such information or data or any portion thereof to any third party, at any time whether before or after termination of this Agreement.

        C. Both parties further agree that upon termination of this Agreement or completion of any task assigned hereunder, it will return all applicable

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           information, data, related notes and work papers belonging to the other.

        D. BDS reserves the right to use Client name/logo in all of its sales/marketing materials. BDS will, only with prior Client consent, use Client name/logo in BDS press releases. Your company will be asked to provide a public relations contact person for such purposes, and partner with us in developing public relations information, where possible.

5. BDS Representations

        A. BDS represents that it shall at all times exert its best efforts to diligently perform its assigned duties under this Agreement.

        B. BDS warrants that all services under this Agreement shall be performed in a professional and workmanlike manner.

        C. BDS represents that all code developed for Client becomes the property of the Client for whom it was developed and as such, Client has unlimited usage of the developed applications.

        D. Except as provided above and except as provided in the applicable Software License Agreement with respect to the operation of any software product, BDS MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, IN FACT, OR IN LAW, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6. Termination

This Agreement or any Attachment hereunder may be terminated in the following manner:

        A. Each Attachment shall automatically terminate upon completion of all work required to be performed thereunder.

        B. Either party may terminate this Agreement at any time, provided an open dialogue has been established to address issues, pertaining to the project and/or the relationship in general.

        C. By either party upon the default of the other party to perform any of its responsibilities and obligations hereunder by giving the other party written notice thereof, provided that such default has not been corrected within the thirty (30) day period following receipt of such notice.

        D. By mutual consent of the parties.


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7. Default

        A.  Any of the following shall constitute a default by either party:
            1.    Failure or breach of any warranty
            2. Failure to timely perform any duty, obligation or undertaking required in this Agreement and further provided such failure to timely perform is not caused by the other party, and
            3.    If any warranty, representation, statement or response made in writing in connection with the Agreement is untrue in any
                  material respect on the date as of which it was made.

        B. In the event of a default by either party and provided the default is not cured pursuant to paragraph 6.C., the non-defaulting party shall have the right, without further notice, to terminate the Agreement and to exercise any, all or any combination of the remedies available at law or in equity.

8. Limitation of Liability

BDS' liability under the Agreement for any and all damages, whether direct or indirect, including consequential, shall be limited to the amount of charges to be paid to BDS under this Agreement by Client for the services which gave rise to such damages.

9. Independent Contractor

It is specifically agreed by the parties that the relationship of BDS to Client is that of an Independent Contractor, and BDS shall not be entitled to any of the employee benefits provided by Client to its employees.

10. Nonsolicitation of Employees

During the period this Agreement is in effect and for a period of six (6) months thereafter, each party agrees that it will not, without prior written consent of the other party, solicit the employees of the other party for the purpose of offering them employment.

11. Nonassignability

This Agreement may not be assigned without the prior written consent of the other party.

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12. Notices

Any notice required or permitted to be given hereunder shall be sent by prepaid certified mail, return receipt requested and shall not be deemed to have been given until received by the other party. Until either party hereto advises the other party of a change in how notices shall be addressed, all notices shall be sent to the respective address specified in this Agreement to the attention of the applicable addressee, if any, noted below:

        If to BDS:      Vice President of Finance & Human Resources
        If to Client:   Dean Johnson, CFO

13. Force Majeure

Neither party shall be responsible for delays or failure in performance resulting from acts beyond its control. Such acts shall include but not be limited to Acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations, fire, earthquakes or other disasters.

14. Entire Agreement

THIS AGREEMENT AND THE ATTACHMENTS ISSUED HEREUNDER CONSTITUTE THE COMPLETE AND EXCLUSIVE STATEMENT OF TERMS AND CONDITIONS BETWEEN BDS AND CLIENT COVERING THE PERFORMANCE HEREOF. THIS AGREEMENT OR ANY ATTACHMENT MAY BE MODIFIED ONLY BY A WRITTEN INSTRUMENT DULY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF BDS AND CLIENT.

This Agreement shall be construed in accordance with the laws of the State of Connecticut.

The terms of this Agreement are agreed to by:

                     Business Data Services, Inc.      Value America
                     78 Eastern Boulevard              2300 Commonwealth Drive
                     Glastonbury, CT 06033             Charlottesville, VA 22901


                     BY:___________________            BY: /s/ Craig A. Winn
                                                           _____________________

                     TITLE:_________________           TITLE: CEO
                                                              __________________

                     DATE:___________________          DATE: 2/11/98
                                                             ___________________